Exhibit 5(b)

                              DEWEY BALLANTINE LLP

                           1301 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10019-6092
                        TEL 212 259-8000 FAX 212 259-6333





                                                     March 11, 2004

Avista Corporation
1411 East Mission Avenue
Spokane, Washington 99202


Ladies and Gentlemen:

         We are acting as counsel to Avista Corporation, a Washington corporation (the "Company"), and to AVA Capital Trust III, a Delaware statutory trust (the "Trust") in connection with the proposed issuance of (i) Preferred Securities (the "Preferred Securities") of the Trust to be offered in an underwritten public offering; (ii) Subordinated Debt Securities (the "Debt Securities") of the Company to be issued pursuant to the terms of an indenture from the Company to Union Bank of California, N.A., as trustee (the "Indenture"), to be issued and sold by the Company to the Trust; and (iii) Guarantees of the Company with respect to the Preferred Securities (the "Guarantees") pursuant to a guarantee agreement between the Company and Union Bank of California, N.A., as trustee (the "Guarantee Agreement"). The Preferred Securities and the Debt Securities are to be issued in a combined aggregate liquidation amount or principal amount of up to $60,000,000, as contemplated by the registration statement on Form S-3 proposed to be filed by the Company and the Trust with the Securities and Exchange Commission on or about the date hereof for the registration of the Preferred Securities, the Debt Securities and the Guarantees under the Securities Act of 1933, as amended (the "Act"), said registration statement, as it may be amended, being hereinafter called the "Registration Statement".

         We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement,
(ii) the form of Indenture, and (iii) the form of Guarantee Agreement. We have also examined such other documents and satisfied ourselves as to such other matters as we have deemed necessary in order to render this opinion.

         Based upon the foregoing and subject to the qualifications hereinafter expressed, we are of the opinion that when:

                   (a) the Washington Utilities and Transportation Commission, the Idaho Public Utilities Commission and the Public Utility Commission of Oregon shall have issued, pursuant to applications filed by the Company with said regulatory authorities, appropriate orders authorizing the issuance and sale by the Company of the Debt Securities and the Guarantees (such matters having been addressed in the opinion of


 NEW YORK   WASHINGTON, D.C.   LOS ANGELES   EAST PALO ALTO   HOUSTON   AUSTIN

        LONDON   WARSAW   BUDAPEST   PRAGUE   FRANKFURT   MILAN   ROME

         Heller Ehrman White & McAuliffe LLP, which is being filed as Exhibit 5(a) to the Registration Statement); and

                  (b) the Debt Securities and the Guarantees have been issued, sold and paid for as contemplated in the aforesaid orders in the authorizing resolutions of the Company's Board of Directors and in the Registration Statement.

then the Debt Securities and the Guarantees will be legally issued and will be binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, arrangement, moratorium and other law of general applicability relating to or affecting the rights of creditors (including beneficiaries of guarantees).

         We are further of the opinion that the statements contained in the preliminary prospectus constituting a part of the Registration Statement under the caption "Certain United States Federal Income Tax Considerations", subject to the exceptions and limitations set forth therein, fairly summarize the material United States federal income tax consequences of the purchase, ownership and disposition of the Preferred Securities to the holders addressed therein.

         The opinions expressed herein are limited to the laws of the State of New York and the federal law of the United States (excluding therefrom principles of conflicts of laws, state securities or blue sky laws). To the extent that such opinions relate to or are dependent upon matters governed by the laws of other States, we have assumed the legal conclusions set forth in the opinion of Heller Ehrman White & McAuliffe LLP, which is being filed as Exhibit 5(a) to the Registration Statement.

         This letter is not being delivered for the benefit of, nor may it be relied upon by, the holders of the Debt Securities, the Guarantees or the Preferred Securities or any other party to which it is not specifically addressed or to which reliance is not expressly permitted hereby.

         We hereby consent to the filing of this opinion as Exhibits 5(b) and 8 to the Registration Statement and to the references to our firm, as counsel, in the Registration Statement and in the prospectus contained therein. In giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.


                                                 Very truly yours,

                                                 /s/ Dewey Ballantine LLP

                                                 DEWEY BALLANTINE LLP




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